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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2002

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-6862 (Commission File Number)	13-1898818 (I.R.S. Employer (Identification No.)
Eleven Madison Avenue, New York, New York 10010 (Address of principal executive office) (Zip Code)

(Registrant's telephone number, including area code) (212) 325-2000

(Former name or former address, if changed since last report)

Item 5. Other Events

        On December 20, 2002, the Credit Suisse First Boston business unit of Credit Suisse Group reached an agreement in principle with the United States Securities and Exchange Commission, the National Association of Securities Dealers, the New York State Attorney General's Office, the Office of the Secretary of the Commonwealth of Massachusetts and the North American Securities Administrators Association to resolve their investigations of Credit Suisse First Boston relating to research analyst independence and the allocation of shares in initial public offerings to corporate executives and directors. Pursuant to the agreement in principle, Credit Suisse First Boston agrees, among other things (i) to pay $150 million, of which $75 million is a civil penalty and $75 million is for restitution for investors, (ii) to adopt internal structural and operational reforms that will further augment the steps it has already taken to ensure research analyst independence and promote investor confidence, (iii) to contribute $50 million spread over five years to provide third-party research to clients and (iv) to adopt restrictions on the allocation of shares in initial public offerings to corporate executives and directors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON (USA), INC.
By:	/s/ DAVID C. FISHER David C. Fisher Chief Financial and Accounting Officer

December 23, 2002

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  Item 5. Other Events
SIGNATURE